UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 11, 2008

O’REILLY AUTOMOTIVE, INC.

(Exact name of registrant as specified in its charter)

Missouri	000-21318	44-0618012
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Patterson

Springfield, Missouri 65802

(Address of principal executive offices, Zip code)

(417) 862-6708

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Credit Agreement

On July 11, 2008, O’Reilly Automotive, Inc. (“O’Reilly”) entered into a Credit Agreement (the “Credit Agreement”) with, among others, Bank of America, N.A., as administrative agent (“Bank of America”), providing for a 5-year $1.2 billion asset-based senior secured facility. The Credit Agreement is comprised of (i) a $1.075 billion tranche A revolving credit facility (the “tranche A revolver”) and (ii) a $125.0 million first-in-last-out revolving credit facility (the “FILO tranche”). Availability under the Credit Agreement is subject to a borrowing base determined by advances against the eligible accounts receivable, inventory and real estate of the borrowers under the Credit Agreement.

O’Reilly is using the proceeds from the Credit Agreement for (i) payment of the cash portion of the offer consideration to acquire all of the outstanding shares of CSK common stock, (ii) refinancing certain outstanding O’Reilly and CSK indebtedness, (iii) payment of customary fees and expenses associated with the offer, the financing and the merger and (iv) funding working capital requirements and other general corporate purposes of the combined corporation.

Borrowings under the tranche A revolver initially bear interest, at O’Reilly’s option, at a rate equal to either (i) a base rate plus 1.50% per annum or (ii) LIBOR plus 2.5% per annum, each rate being subject to adjustment based upon certain excess availability thresholds. Borrowings under the FILO tranche are expected to bear interest, at O’Reilly’s option, at a rate equal to either (i) a base rate plus 2.75% per annum or (ii) LIBOR plus 3.75% per annum, each rate being subject to adjustment based upon certain excess availability thresholds. The base rate is equal to the higher of the prime lending rate established by Bank of America from time to time and the federal funds effective rate as in effect from time to time plus 0.50%. In addition, O’Reilly paid or will pay customary commitment fees, letter of credit fees, underwriting fees and other administrative fees in respect of the credit facility.

O’Reilly and its wholly-owned domestic subsidiaries which own any assets of the type included in the borrowing base are borrowers. Each of the wholly-owned domestic subsidiaries of O’Reilly that are not borrowers are guarantors. All of the obligations under the Credit Agreement are secured by liens on (i) substantially all of the tangible and intangible assets of O’Reilly and each of its wholly-owned domestic subsidiaries, collectively referred to as the credit parties, (ii) all of the capital stock of each direct domestic subsidiary of each credit party and (iii) 65% of the voting stock and 100% of the non-voting stock of each direct foreign subsidiary of each credit party.

The Credit Agreement contains customary representations and warranties and customary affirmative and negative covenants, including, among other things, restrictions on indebtedness, liens, mergers and consolidations, sales of assets, investments and dividends and other distributions. The credit facility also includes customary events of defaults.

The foregoing summary of the material terms of the Credit Agreement is not complete and is qualified in its entirety by the complete terms and conditions of the Credit Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Supplemental Indenture

On July 11, 2008, O’Reilly agreed to become a guarantor, on a subordinated basis, of the $100 million principal amount of 6 3/4% Exchangeable Senior Notes due 2025 (the “Notes”) originally issued by CSK pursuant to an Indenture (the “Original Indenture”), dated as of December 19, 2005, as amended and supplemented by the First Supplemental Indenture (the “First Supplemental Indenture”) dated as of December 30, 2005 and the Second Supplemental Indenture, dated as of July 27, 2006 (the “Second Supplemental Indenture”) by and between CSK, CSK Auto, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

On July 11, 2008, O’Reilly executed the Third Supplemental Indenture (the “Third Supplemental Indenture” and together with the Original Indenture, the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), in which it agreed to unconditionally guarantee, on a subordinated basis, the payment of interest and principal on the Notes. The Third Supplemental Indenture also provides that each Note is exchangeable into the kind and amount of cash, securities or other property (and in the same proportion) receivable upon the merger of an indirect wholly owned subsidiary of O’Reilly with and into CSK by a holder of a number of shares of CSK common stock issuable upon exchange of the Notes immediately prior to such merger.

The foregoing summary of the material terms of the Indenture is not complete and is qualified in its entirety by the complete terms and conditions of the Indenture, which is filed as Exhibits 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 11, 2008, among O’Reilly Automotive, Inc., as the lead Borrower itself and the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender, the Lenders from time to time party thereto, and the other agents party thereto.

10.2	Indenture, dated as of December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc. as guarantors, and the Bank of New York Trust Company, N.A., as Trustee.

10.3	First Supplemental Indenture, dated as of December 30, 2005, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc., and The Bank of New York Trust Company, N.A., as Trustee.

10.4	Second Supplemental Indenture, dated as of July 27, 2006, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc., and The Bank of New York Trust Company, N.A., as Trustee.

10.5	Third Supplemental Indenture, dated as of July 11, 2008, among O’Reilly Automotive, Inc., CSKAUTO.COM, Inc., CSK Auto, Inc., CSK Auto Corporation, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’REILLY AUTOMOTIVE, INC.

By:	/s/ Thomas McFall
	Name:	Thomas McFall
	Title:	Chief Financial Officer

Date: July 16, 2008

Exhibit Index

Exhibit No.	Description

10.1	Credit Agreement, dated as of July 11, 2008, among O’Reilly Automotive, Inc., as the lead Borrower itself and the other Borrowers from time to time party thereto, the Guarantors from time to time party thereto, Bank of America, N.A., as Administrative Agent, Collateral Agent, L/C Issuer, and Swing Line Lender, the Lenders from time to time party thereto, and the other agents party thereto.

10.2	Indenture, dated as of December 19, 2005, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc. as guarantors, and the Bank of New York Trust Company, N.A., as Trustee.

10.3	First Supplemental Indenture, dated as of December 30, 2005, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc., and The Bank of New York Trust Company, N.A., as Trustee.

10.4	Second Supplemental Indenture, dated as of July 27, 2006, among CSK Auto, Inc., CSK Auto Corporation, CSKAUTO.COM, Inc., and The Bank of New York Trust Company, N.A., as Trustee.

10.5	Third Supplemental Indenture, dated as of July 11, 2008, among O’Reilly Automotive, Inc., CSKAUTO.COM, Inc., CSK Auto, Inc., CSK Auto Corporation, and The Bank of New York Mellon Trust Company, N.A., as Trustee.

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